Exhibit 5.3

[Letterhead of Richards, Layton & Finger]

June 26, 2015

Popular North America Capital Trust II

Popular North America Capital Trust III

Popular Capital Trust IV

c/o Popular, Inc.

209 Muñoz Rivera Avenue

Hato Rey, Puerto Rico 00918

Re:	Popular North America Capital Trust II

Popular North America Capital Trust III

Popular Capital Trust IV

Ladies and Gentlemen:

We have acted as special Delaware counsel for Popular North America Capital Trust II, Popular North America Capital Trust III, and Popular Capital Trust IV, each a Delaware statutory trust (each, a “Trust” and collectively, the “Trusts”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Declaration of Trust and Trust Agreement for Popular Capital Trust IV, dated as of September 3, 2003 (the “Popular IV Original Trust Agreement”), by and among Popular, Inc., a Commonwealth of Puerto Rico corporation, as depositor, Chase Manhattan Bank USA, National Association, a national banking association, as Delaware trustee, J.P. Morgan Trust Company, National Association, a national banking association, as property trustee, and the individual trustees named therein;

(b)	The Declaration of Trust and Trust Agreement for each of Popular North America Capital Trust II and Popular North America Capital Trust III, each dated as of June 16, 2006 (collectively with the Popular IV Original Trust Agreement, the “Trust Agreements”), by and among Popular, Inc., a Commonwealth of Puerto Rico corporation, as depositor, Chase Manhattan Bank USA, National Association, a national banking association, as Delaware trustee, J.P. Morgan Trust Company, National Association, a national banking association, as property trustee, and the individual trustees named therein;

Popular North America Capital Trust II

Popular North America Capital Trust III

Popular Capital Trust IV

June 26, 2015

(c)	A Removal and Appointment of Delaware Trustee and Property Trustee for each Trust, dated as of June 19, 2012, by and among the Depositor, BNY Mellon Trust of Delaware, as successor Delaware trustee for each Trust, and The Bank of New York Mellon, as successor property trustee of each Trust;

(d)	A certified copy of the Certificate of Trust for Popular Capital Trust IV as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 5, 2003, as amended by a Certificate of Amendment thereto filed with the Secretary of State on June 19, 2012 (as so amended, the “Popular IV Certificate of Trust”);

(e)	A certified copy of the Certificates of Trust for each of Popular North America Capital Trust II and Popular North America Capital Trust III each as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 16, 2006, as amended by a Certificate of Amendment thereto filed with the Secretary of State on June 19, 2012 (together with the Popular IV Certificate of Trust, the “Certificates of Trust”);

(f)	A form of Amended and Restated Declaration of Trust and Trust Agreement for each Trust, among Popular, Inc., a depositor, The Bank of New York Mellon, as the property trustee, BNY Mellon Trust of Delaware, as the Delaware trustee, the administrative trustees named therein and the Holders of the Trust Securities (collectively, the “Amended and Restated Trust Agreements,” and, together with the Original Trust Agreements, the “Trust Agreements”);

(g)	The Registration Statement on Form S-3 (the “Registration Statement”), including a preliminary prospectus (the “Prospectus”), relating to, among other securities, the Capital Securities of each Trust representing preferred undivided beneficial ownership interests in the assets of each Trust, filed by Popular, Inc. and the Trusts with the Securities and Exchange Commission (the “Commission”) on or about June 26, 2015; and

(h)	A Certificate of Good Standing for each Trust, each dated June 25, 2015, obtained from the Secretary of State.

Popular North America Capital Trust II

Popular North America Capital Trust III

Popular Capital Trust IV

June 26, 2015

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that each Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, that the Certificates of Trust are in full force and effect and have not been further amended and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 2 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom Capital Securities are to be issued by the Trusts (collectively, the “Capital Security Holders”) of a Capital Security Certificate for such Capital Security and the payment for the Capital Security acquired by it, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Popular North America Capital Trust II

Popular North America Capital Trust III

Popular Capital Trust IV

June 26, 2015

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2. Upon execution of the Amended and Restated Trust Agreements, the Capital Securities of each Trust will be duly authorized by each Trust Agreement and, when executed and delivered to and paid for by the purchasers thereof in accordance with the applicable Trust Agreement and the Registration Statement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the applicable Trust.

3. The Capital Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in each Trust Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the heading “Legal Opinions” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, PA

DKD/JWP